PROSPECTUS SUPPLEMENT                                         File No. 333-97937
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated April 1, 2002)
Prospectus number: 2251

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount:  $10,000,000       Original Issue Date:   October 17, 2002

CUSIP Number:      59018YNU1         Stated Maturity Date:  August 24, 2005

Interest Calculation:                Day Count Convention:

|x|    Regular Floating Rate Note    |x|    Actual/360
|_|    Inverse Floating Rate Note    |_|    30/360
         (Fixed Interest Rate):      |_|    Actual/Actual

Interest Rate Basis:

|x|    LIBOR                         |_|    Commercial Paper Rate
|_|    CMT Rate                      |_|    Eleventh District Cost of Funds Rate
|_|    Prime Rate                    |_|    CD Rate
|_|    Federal Funds Rate            |_|    Other (see attached)
|_|    Treasury Rate
       Designated CMT Page:                 Designated LIBOR Page:
       CMT Telerate Page:                   LIBOR Telerate Page: 3750
        CMT Reuters Page:                    LIBOR Reuters Page:

Index Maturity:                   Three Month                                  Minimum Interest Rate:         Not Applicable

Spread:                           0.150%                                       Maximum Interest Rate:         Not Applicable

Initial Interest Rate:            Calculated as if the Original Issue          Spread Multiplier:             Not Applicable
                                  Date was an Interest Reset Date

Interest Reset Dates:             Quarterly, on the 24th of February, May, August and November, commencing on
                                  January. 24, 2002, subject to modified following business day convention.
                                  Long first coupon 10/17/02 - 1/24/03 interpolated 3/4 month Libor
                                  Short final coupon 7/24/2005 - 8/24/2005 One month Libor

Interest Payment Dates:           Quarterly, on the 24th of February, May, August and November, commencing on
                                  January. 24, 2002, subject to modified following business day convention.
Repayment at the
Option of the Holder:             The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:            The Notes cannot be redeemed prior to the Stated Maturity Date.

Form:                             The Notes are being issued in fully registered book-entry form.

Trustee:                          JPM Chase Bank

Dated:                            October 4, 2002